                                                                                                                                          ;     West8 Tower
 10205 Westheimer Road
              Houston, Texas 77042
           www.dresser-rand.com

For Immediate Release

Dresser-Rand Updates Status of Painted Post’s Union Negotiations

Houston, TX, April 29, 2009 – Dresser-Rand Group Inc. (“Dresser-Rand” or the “Company”) (NYSE: DRC) reported today that the Company and the Union have returned to the bargaining table, in an effort to reach a new labor agreement.  The expected lower volume of future new unit orders, as previously disclosed, has led the Company to reconsider its bargaining position with the Union.  Specifically, the Company has made a proposal to extend the expiration date of a new agreement to 2013 and has made several proposals to increase operational flexibility.

In addition, the Company has withdrawn its current economic proposal and intends to provide the Union with a new proposal that better reflects current and anticipated future market conditions.  The offer that the Company previously had on the table was originally proposed almost two years ago, and had been available during that entire period for the Union to accept on behalf of the Painted Post employees.

Over the past two years, despite the lack of a signed contract, the Painted Post operation has performed well and the Company, without any contractual obligation, has provided the employees, in good faith, with yearly wage increases and an individual, exceptional bonus.

According to Daniel J. Wallace, Dresser-Rand’s Director, Human Resources, North American Operations, “The Company deeply values all of its employees and their hard work, and will continue to deal fairly with all of our employees and bargain in good faith, just as it has always done.”
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About Dresser-Rand

Dresser-Rand is among the largest suppliers of rotating equipment solutions to the worldwide oil, gas, petrochemical, and process industries.  The Company operates manufacturing facilities in the United States, France, United Kingdom, Germany, Norway, India, and China, and maintains a network of 33 service and support centers covering more than 140 countries.

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, without limitation, the Company’s plans, objectives, goals, strategies, future events, future revenue, or performance, capital expenditures, financing needs, plans, or intentions relating to acquisitions, business trends, executive compensation, and other information that is not historical information.  The words “anticipates”, “believes”, “expects,” “intends”, and similar expressions identify such forward-looking statements.  Although the Company believes that such statements are based on reasonable assumptions, these forward-looking statements are subject to numerous factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those projected.  These factors, risks and uncertainties include, among others, the following: potential for material weaknesses in its internal controls; economic or industry downturns; volatility and disruption of the credit markets; its inability to generate cash and access capital on reasonable terms and conditions; its inability to implement its business strategy to increase aftermarket parts and services revenue; competition in its markets; failure to complete or achieve the expected benefits from any future acquisitions; economic, political, currency and other risks associated with international sales and operations; fluctuations in currencies and volatility in exchange rates; loss of senior management; environmental compliance costs and liabilities; failure to maintain safety performance acceptable to its clients; failure to negotiate new collective bargaining agreements; unexpected product claims and regulations; infringement on its intellectual property or infringement on others’ intellectual property; difficulty in implementing an information management system; and the Company’s brand name may be confused with others.  These and other risks are discussed in detail in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.  Actual results, performance, or achievements could differ materially from those expressed in, or implied by, the forward-looking statements.  The Company can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on results of operations and financial condition.  The Company undertakes no obligation to update or revise forward-looking statements, which may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.  For information about Dresser-Rand, go to its website at www.dresser-rand.comwww.dresser-rand.com.

Investor Contact: Blaise Derrico, Director Investor Relations (713) 973-5497

DRC-FIN